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                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------


The Board of Directors and Shareholders
Stagecoach Funds, Inc.:

We consent to incorporation by reference in Stagecoach Funds, Inc.'s Post-Effective Amendment No. 41 to the Registration Statement Number 33-42927 on Form N-1A under the Securities Act of 1933 and Amendment No. 42 to the Registration Statement Number 811-6419 on Form N-1A under the Investment Company Act of 1940 of our reports dated May 9, 1997, on the financial statements and financial highlights of each of the Funds comprising Stagecoach Funds, Inc. as of March 31, 1997, and for the periods indicated therein, which reports have been incorporated by reference into each statement of additional information.

We also consent to incorporation by reference of our reports dated May 9, 1997, on the financial statements and financial highlights of the Asset Allocation Master Portfolio, Capital Appreciation Master Portfolio, Corporate Stock Master Portfolio, Small Cap Master Portfolio, Tax-Free Money Market Master Portfolio, and U.S. Government Allocation Master Portfolio (six of the master portfolios comprising Master Investment Trust) as of March 31, 1997, and for the periods indicated therein, which reports have been incorporated by reference in the statements of additional information.

We also consent to incorporation by reference in Stagecoach Funds, Inc.'s Post-Effective Amendment No. 41 to the Registration Statement Number 33-42927 on Form N-1A under the Securities Act of 1933 and Amendment No. 42 to the Registration Statement Number 811-6419 on Form N-1A under the Investment Company Act of 1940 of our reports dated February 14, 1997, on the financial statements and financial highlights of each of the funds comprising Overland Express Funds, Inc. as of December 31, 1996, and for the periods indicated therein, which reports have been incorporated by reference into each statement of additional information.

We also consent to incorporation by reference of our report dated February 14, 1997, on the financial statements and financial highlights of the Cash Investment Trust Master Portfolio (one of the master portfolios comprising Master Investment Trust) as of December 31, 1996, and for the periods indicated therein, which report has been incorporated by reference in the statement of additional information.

We also consent to the reference to our Firm under the heading "How to Read the Financial Highlights" in each prospectus and "Independent Auditors" in each statement of additional information.

January 30, 1998                                     KPMG Peat Marwick LLP